Exhibit 99.1

MANUFACTURING SERVICES AGREEMENT

Between

DarkPulse, Inc.

And

Sanmina Corporation

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Contents

1. TERM	3
2. PRICING	3
3. PAYMENT TERMS/SETOFF/CREDIT LIMIT	4
4. PURCHASE ORDERS/FORECAST/RESCHEDULE/INVENTORY	5
5. DELIVERY AND ACCEPTANCE	9
6. ENGINEERING CHANGES	10
7. WARRANTY	11
8. DARKPULSE FURNISHED EQUIPMENT AND COMPONENT	12
9. INDEMNIFICATION AND LIMITATION OF LIABILITY	12
10. TERMINATION	13
11. QUALITY	14
12. FORCE MAJEURE	15
13. CONFIDENTIALITY	16
14. INSURANCE	17
15. MISCELLANEOUS	17
EXHIBIT A	20
EXHIBIT B	21
EXHIBIT C	22
EXHIBIT D	23

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MANUFACTURING SERVICES AGREEMENT

THIS AGREEMENT (the "Agreement") is effective as of March ___, 2023 (the “Effective Date”), by and between DarkPulse, Inc. a Delaware corporation having a principal place of business at 815 Walker Street, Suite 1155, Houston, Texas 77002, on behalf of itself and its Affiliates or subsidiaries (collectively “DARKPULSE”) and SANMINA CORPORATION, a Delaware corporation having its principal place of business at 2700 North First Street, San Jose, California 95134, on behalf of itself and its Affiliates or subsidiaries (“SANMINA”). DARKPULSE and SANMINA are sometimes referred to herein as a “Party” and the “Parties.”

1.	TERM

The initial term of this Agreement shall commence on the Effective Date and shall continue through the first anniversary of the Effective Date unless sooner terminated by mutual agreement or in accordance with this Agreement. Upon the expiry of the initial term, this Agreement shall continue from year to year until one Party terminates the Agreement by giving at least thirty (30) calendar days’ prior written notice to the other Party. Notwithstanding the foregoing, the term of this Agreement shall automatically extend to include the term of any purchase order (“Order”) issued hereunder.

2.	PRICING

2.1.       Pricing

During the term of the Agreement, DARKPULSE may purchase from SANMINA the products specified by the Parties, as amended from time to time (the "Products") at the prices set forth in Exhibit A (the “Prices”). Prices (a) are in U.S. Dollars, (b) include SANMINA standard packaging, (c) exclude the items set forth in Section 0, and (d) are based on (i) the Product configuration set forth in the DARKPULSE’s specifications provided to SANMINA by on which SANMINA’s quotation was based (the “Specifications”) and (ii) the predicted volumes, minimum run rates, and the inventory turns as provided in Exhibit A and other assumptions set forth in SANMINA’s quotation and/or Exhibit A. The Prices shall remain fixed for the term of the Agreement; provided, however that Prices shall be reviewed quarterly subject to SANMINA’s right to revise Prices (w) to account for changes in labor costs, (x) to account for any material variations on the market prices of components, parts and raw material (collectively “Components”), including any such variations resulting from allocations or shortages or tariffs levied on the Components; (y) to account for any changes in the exchange rate between the currency in which the pricing is calculated and the currency in which SANMINA pays for its labor, overhead and Components or (z) to account for differences in the Product volumes purchased as compared to the Product volumes scheduled to be purchased in accordance with the predictive Product Price model in Exhibit A, or to account for other Price adjustments set forth in Section 2.3. On the last Monday of the third month of any calendar quarter prior to the quarter of application, the Parties shall establish the exchange rates (“Contract Rates”) to be applied to the following quarter’s costs (for those costs denominated in currencies different from the currency in which the Price is denominated). The source of the Contract Rates will be the spot rates published by the Wall Street Journal or the Financial Times of London (DARKPULSE’s option) reflecting the previous day’s closing rates.

2.2        Exclusions from Price

Prices specifically exclude (a) export licensing of the Product and payment of broker’s fees, duties, tariffs and other similar charges; (b) taxes or charges (other than those based on net income of SANMINA) imposed by any taxing authority upon the manufacture, sale, shipment, storage, “value add” or use of the Product; and (c) setup, tooling, or non-recurring engineering activities (collectively “NRE Charges”).

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2.3 Other Price Adjustments

2.3.1       DARKPULSE acknowledges that the Prices set forth in Exhibit A are based on the predictive Product Price model in Exhibit A, that is based on Product volumes provided by DARKPULSE to SANMINA, and the projected inventory turns. In the event DARKPULSE fails to purchase Product in sufficient volumes consistent with the quoted prices, SANMINA reserves the right to bill back DARKPULSE for the difference between the Prices paid and the prices associated with such lower volumes.

2.3.2       DARKPULSE acknowledges that the Prices are based on the Specifications and the assumptions set forth in SANMINA’s quotation and in Exhibit A. In the event SANMINA experiences an increase in cost as a result of changes in the Price assumptions or the Specifications, SANMINA shall be entitled to the Price adjustment set forth in Section 6.1.

3.	PAYMENT TERMS/SETOFF/CREDIT LIMIT

3.1        Payment Terms

Payment terms are net thirty (30) calendar days after the date of the invoice, subject to continuing credit approval. Any pricing or quantity discrepancies must be brought to SANMINA's attention within five (5) business days after DARKPULSE’s receipt of an invoice. On any invoice not paid by the maturity date, DARKPULSE shall pay interest from maturity to date of payment at the rate of one and a half percent (1.5%) per month. Unless otherwise stated, payment shall be made in U.S. Dollars. In the event DARKPULSE has any outstanding invoice beyond the payment term, DARKPULSE will be given two (2) business days notification prior to any stop shipments occurring.

3.2        Setoffs

Each Party shall be entitled at all times to set-off any amount owing from the other Party to such Party against any amount payable to the other Party from such Party, arising out of this or any other transaction. For purposes hereof, (i) the term "Party" shall include the Parties to this transaction and each Party's Affiliates and (ii) a Party's "Affiliate" shall mean any entity that, directly or through one or more intermediaries, controls, is controlled by or is under common control by such Party, including but not limited to a Party's subsidiaries.

3.3       Credit Limit

DARKPULSE shall provide a completed credit application to SANMINA’s Credit Department. SANMINA shall provide DARKPULSE with an initial credit limit based upon available financial information, which shall be reviewed (and, if necessary, adjusted) from time to time based upon financial updates and is required by SANMINA in order for DARKPULSE to maintain a credit limit under this Agreement. SANMINA shall have the right to reduce the credit limit upon five (5) business days’ prior written notice to DARKPULSE. In the event DARKPULSE exceeds the SANMINA established credit limit, SANMINA shall have the right to stop shipments of Product to DARKPULSE and stop loading new Orders and Forecasts until DARKPULSE makes a sufficient payment to bring its account within the credit limit provided.

3.4        Security Interest

DARKPULSE grants SANMINA a security interest in the Products delivered to DARKPULSE until DARKPULSE has paid for the Products and all Product-related charges. DARKPULSE agrees to promptly execute any documents requested by SANMINA to perfect and protect such security interest.

3.5       Guarantee

DARKPULSE guarantees the obligations of each of its Affiliates and any other company that DARKPULSE authorizes to place Orders or Forecasts pursuant to this Agreement, and agrees to be jointly liable for such obligations.

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4.	PURCHASE ORDERS/FORECAST/RESCHEDULE/INVENTORY

4.1        Purchase Orders

4.1.1.       DARKPULSE will issue to SANMINA specific Orders for Product covered by this Agreement. Each Order shall be in the form of a written or electronic communication and shall contain the following information: (i) the part number of the Product; (ii) the quantity of the Product; (iii) the delivery date or shipping schedule; (iv) the location to which the Product is to be shipped; and (v) transportation instructions. Each Order shall contain a number for billing purposes, and may include other instructions and terms (provided that such terms do not conflict with this Agreement) as may be appropriate under the circumstances.

4.1.2.       All Orders shall be confirmed by SANMINA within five (5) business days of receipt. If SANMINA does not accept or reject the Order within the five (5) day period, the Order shall be deemed rejected by SANMINA unless SANMINA has commenced performance, in which case the Order shall be deemed accepted to the extent of such performance. In the event SANMINA is unable to meet the delivery schedule set forth in a proposed Order, or finds the schedule or Order to be unacceptable for some other reason, the Parties shall negotiate in good faith to resolve the disputed matter(s).

4.2        Forecast and Minimum Buys

4.2.1       Initial Forecast. Upon the execution of this Agreement, DARKPULSE shall provide SANMINA with (i) an initial ninety (90) day firm Order and (ii) a forecast for Product requirements (in monthly buckets) for an additional nine (9) months (“Forecast”). All Orders shall be binding and may be rescheduled only in accordance with Section 4.4, or cancelled upon payment of (1) the purchase price of the Product (if the cancellation is made within thirty (30) days of the scheduled delivery date) or (2) the amounts set forth in Section 4.5 (if cancellation is made outside of such thirty (30) day period). SANMINA shall make purchase commitments (including purchase commitments for Long Lead-time Components) to Component suppliers (“Vendors”) based upon the Order and Forecast, and DARKPULSE shall be responsible for all such Components purchased in support of DARKPULSE’s then-current Forecast. For all other purposes, however, the Forecast shall be non-binding.

4.2.2       Subsequent Forecasts. On the first business day of each calendar month after the initial Order and Forecast, the first Forecast month shall automatically become part of the Order, a new Forecast month shall be added, and a new firm Order issued, so that a rolling Order of ninety (90) calendar days is always maintained.

4.3        Materials Resource Planning (“MRP”)

4.3.1.       SANMINA shall take the Order(s) and Forecast and generate a Master Production Schedule (“MPS”) for a twelve (12)-month period in accordance with the process described in this Section. The MPS shall define the master plan on which SANMINA shall base its procurement, internal capacity projections manufacturing plan, and other commitments. SANMINA shall use DARKPULSE’s Order to generate the first three (3) months of the MPS and shall use DARKPULSE’s Forecast to generate the subsequent nine (9) months of the MPS.

4.3.2.       SANMINA shall process the MPS through industry-standard software that will break down DARKPULSE’s Product requirements into Component requirements. Sanmina will use commercially reasonable efforts to schedule delivery of all Components based on manufacturing lead time.

4.3.3.       SANMINA will release (launch) purchase orders to Vendors (including other SANMINA facilities) prior to the anticipated date that the Components are required at SANMINA. The date on which these orders are launched will depend on the lead time determined between the Vendor and SANMINA (inclusive of pre-processing lead time, transit and scheduled delivery times), SANMINA’s manufacturing or materials planning systems and ordering policy.

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4.3.4.       A list of all Components with lead times greater than ninety (90) calendar days (or the Order period, if the Order period is less than ninety (90) calendar days) (“Long Lead-time Components”) is set forth in Exhibit C to this Agreement and/or has previously been provided to DARKPULSE. SANMINA shall use reasonable efforts to update the list of Long Lead-time Components every quarter and present an updated list of Long Lead-time Components to DARKPULSE at the time SANMINA presents the DARKPULSE with the Excess Components list and Obsolete Components list described in Section 4.6. Each revised Long Lead-time Components list shall be deemed an amendment to Exhibit C, whether or not it has been formally designated as such. In the event SANMINA fails to present an updated list of Long Lead-time Components, (i) the Parties shall continue to rely on the preceding list (as updated in writing by the Parties) and (ii) DARKPULSE will accept responsibility for Long Lead-time Components ordered outside the lead-times set forth in the list provided that SANMINA can demonstrate to DARKPULSE’s reasonable satisfaction that such Components were ordered in accordance with the then-current Vendor lead-times. (DARKPULSE acknowledges that lead-times constantly change and that SANMINA might not always be able to present DARKPULSE with a current Long Lead-time Components list).

4.3.5.       DARKPULSE acknowledges that SANMINA (i) will order Components in quantities sufficient to support DARKPULSE’s Forecast; and (ii) may be required to order Components in accordance with various minimum buy quantities, tape and reel quantities and multiples of packaging quantities required by the Vendors. In addition, DARKPULSE acknowledges that there may be a lag time between any DARKPULSE cancellation and the cancellation of the Components required to support production; and (iii) Vendor lead times can be significant, and it is possible for SANMINA to have Components on order which would support the last week of DARKPULSE’s Forecast.

4.4        Rescheduling

4.4.1.       Reschedule. DARKPULSE may reschedule all or part of a scheduled delivery (per Order or Forecast) one (1) time per quarter (for a maximum of two (2) quarters) for a period not to exceed forty-five (45) calendar days in accordance with the table below. At the end of this forty-five (45) day period, DARKPULSE shall either accept delivery of rescheduled finished Products and/or pay SANMINA’s Delivered Cost (as defined in Section 4.6.1) associated with rescheduled units not yet built.

Calendar Days Before P.O. Delivery Date	Percentage Reschedule Allowance (push out)
0 – 30	No Change
31 – 60	15%
61 - 90	30%
> 90	100%

SANMINA shall use reasonable commercial efforts to accommodate any upside schedule changes beyond the firm Order periods.

4.5        DARKPULSE Component Liability

DARKPULSE acknowledges that for SANMINA to meet its obligations under this Agreement, SANMINA shall procure Components subject to DARKPULSE’s Orders and Forecast and it will procure and inventory those Components to support the agreed to level of Agreed Inventory Turns identified in Exhibit A. DARKPULSE further acknowledges that it shall be financially liable for all Components ordered in accordance with this Section 4. Specifically, DARKPULSE’s Component Liability shall be equal to SANMINA’s Delivered Cost of all Components, including Excess and Obsolete Components, ordered in support of any Order or Forecast, including any surplus Components resulting from any minimum buy quantities, tape and reel quantities, and multiples of packaging quantities required by the Vendor less the actual cost (per the bill of materials) of those Components which are returnable to Vendor (less any cancellation or restocking charges), including any other Components purchased based upon DARKPULSE request and approval. At DARKPULSE’s request, SANMINA shall use commercially reasonable efforts to minimize DARKPULSE’s Component Liability by attempting to return Component(s) to Vendor; provided, however, that SANMINA shall not be obligated to attempt to return to Vendor, those Component(s) which are, in the aggregate for that specific Vendor, worth less than one thousand Dollars ($1,000 USD).

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4.6.       Excess and Obsolete Inventory

4.6.1.       DARKPULSE shall pay SANMINA on a quarterly basis for any amount of inventory being held by SANMINA that is more than the amount of inventory that would correspond to the agreed inventory turns. Payment may be in the form of an offset payment to be held in an Inventory Reserve Account, or a direct DARKPULSE purchase of the inventory. For the purpose of this Agreement:

“Actual Inventory Turns”	means the Annualized COGS divided by Actual Net Inventory.

“Actual Net Inventory”	means the value of Gross Inventory minus the value of any inventory held in the IRA.

“Agreed Inventory Turns”	means the number of Inventory Turns included in Product pricing.

“Agreed Net Inventory”	means the amount of net inventory that would be required to meet the Agreed Inventory Turns (Annualized COGS divided by the Agreed Inventory Turns).

“Annualized COGS”	means the COGS for the preceding three (3) SANMINA fiscal months from the calculation, including the third month of the previous quarter and the first and second month of the current quarter, multiplied by four (COGS*4).

“COGS”	means the standard cost of goods sold (actual sales at standard minus gross margin).

“Delivered Cost”	means SANMINA’s quoted cost of Components as stated on the bill of materials, plus a materials margin equal to ten percent (10%).

“Excess Components”	means the Components that SANMINA has on hand, which have been ordered, manufactured, or acquired in accordance with the requirements of this Section 4 and are in excess of the quantities of Components required to meet the Agreed Inventory Turns.

“Gross Inventory”	means the value of all inventory that SANMINA has on hand for DARKPULSE, including (i) Components, (ii) work in process, (iii) finished Products, (iv) DarkPulse Furnished Inventory, and (v) Initial Component Inventory and Strategic Component Inventory.

“Inventory Reserve Account”	means the offset inventory reserve account (“IRA”) established under this Agreement for the management of Excess Components and any other Component inventory greater than what is needed to support the Orders and Forecast, and as supported by the most recent quarterly reconciliation (Section 4.6.2).

“IRA Adjustment Amount”	means the value of Actual Net Inventory minus the value of Agreed Net Inventory, which equates to the value of Excess Components that need to be credited or debited to the IRA.

“IRA Component List”	means the list of Excess Components and quantities associated with the IRA Adjustment Amount.

“Obsolete Components”	means the quantity of Components that SANMINA has on hand, which have been ordered, manufactured, or acquired (in accordance with the requirements of this Section 4, based on DARKPULSE’s then-current Forecast or Order, but which SANMINA no longer requires as a result of (i) DARKPULSE’s announcement or notification that the Product into which such Component is incorporated has reached its end of life, (ii) a change in the Specification for the Product into which the Component is incorporated as a result of an Engineering Change Notice or otherwise, or (iii) having been an Excess Component for six (6) months.

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4.6.2.       Calculation of Inventory Turns and IRA

(A) On the last Saturday in the second month of each quarter, SANMINA shall perform the following calculations based on the preceding three SANMINA fiscal months of operations (the third month of the previous quarter plus the first and second month of the current quarter): (i) COGS, (ii) Annualized COGS, (iii) Actual Net Inventory, (iv) Actual Inventory Turns, (v) Agreed Net Inventory, and (vi) IRA Adjustment Amount. From the preceding calculations, SANMINA shall create an IRA Component List.

(B) SANMINA shall provide DARKPULSE with the above calculations and the IRA Component List. DARKPULSE shall review the IRA Component List and calculations, and within five (5) business days, shall approve the IRA Component List in writing.

4.6.3.       Excess Components and Reconciliation of IRA

(A) All Components will remain visible in the SANMINA MRP system as existing and on hand Components inventory. All on hand Components, including any in the IRA, will be consumed or allocated before new purchases will be executed. If IRA Components were used by SANMINA during a quarter, those uses will be considered in the inventory reserve mechanism and will be credited to DARKPULSE as set forth below.

(B) If the Actual Net Inventory is more than the Agreed Net Inventory (based on the Agreed Inventory Turns), DARKPULSE shall provide an additional payment to the IRA to reduce the Actual Net Inventory value to an amount that will bring the Actual Net Inventory value equal to the Agreed Net Inventory value. If the Actual Net Inventory is less than the Agreed Net Inventory, SANMINA shall refund DARKPULSE from the IRA. SANMINA can only refund amounts paid by DARKPULSE into, and held in the IRA. The Parties agree the payment term will be no later than five (5) calendar days from the date of the respective DARKPULSE or SANMINA invoice.

(C) Excess Components shall be kept in the IRA for a maximum period of six (6) months, at which time such Excess Components will be deemed to be Obsolete Components as set forth below.

4.6.4.       Obsolete Components

(A) Within five (5) business days after receiving DARKPULSE’s first Forecast or Order in each new calendar quarter (but no later than the fifteenth business day), SANMINA shall advise DARKPULSE in writing of any Obsolete Components and their Delivered Cost (the “Obsolete List”). The Obsolete List shall include all former Excess Components which have been deemed Obsolete Components in accordance with Section 4.6.3 (C) above. Notwithstanding the foregoing, SANMINA’s failure to timely provide the Obsolete List to DARKPULSE shall not affect DARKPULSE’s obligations hereunder.

(B) To the extent that any amount in the DARKPULSE’s IRA is determined to be Obsolete Components (e.g., the Obsolete Component was formerly included in the Excess List and DARKPULSE included that Component in its funding of the IRA), SANMINA shall debit the IRA in the amount of the Delivered Cost of such Component. In the event the DARKPULSE’s IRA does not include any funding for any Obsolete Components (e.g., the Component was recently rendered obsolete as a result of a design change), SANMINA shall invoice DARKPULSE for the Delivered Cost of the Obsolete Component, and DARKPULSE shall pay SANMINA’s invoice within twenty (20) days after the date of invoice issuance. SANMINA will ship or dispose of Obsolete Components in accordance with the DARKPULSE’s instructions, and any shipping or disposition costs will be included in the invoice and is the responsibility of DARKPULSE.

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4.6.5.       The Parties may agree that SANMINA will acquire Components from DARKPULSE (“Initial Component Inventory”) for instances where the DARKPULSE awards SANMINA a manufacturing contract that was previously being performed by a third party, DARKPULSE provides SANMINA with Component inventory that it owned, or as otherwise agreed by the Parties. The Initial Component Inventory will either be purchased by SANMINA or furnished to SANMINA in accordance with Section 4.6.7. In the event SANMINA agrees to purchase such inventory at its sole discretion, SANMINA will purchase only Components it deems to be of good quality and in a ready-to-use state under the Agreement. In such event, SANMINA shall not have any responsibility for managing Vendors or Component Warranties related to Initial Component Inventory. Any purchase of Initial Component Inventory will be documented with part numbers, Component value and other traceability information requested by SANMINA, and accompanied by a payment from DARKPULSE equal to the value of the Initial Component Inventory, and will be accounted for using the IRA process described above.

4.6.6.       DARKPULSE may request that SANMINA purchase and hold a certain amount of Components in order to improve overall responsiveness under the Agreement. And this is in addition to inventory ordered in support of Orders and Forecasts (“Strategic Component Inventory”). Upon the mutual agreement of the Parties regarding the quantities and types of Strategic Component Inventory , SANMINA agrees to purchase such Strategic Component Inventory and DARKPULSE agrees such Components will be accounted for using the IRA process described above.

4.6.7.       In the event DARKPULSE requests to furnish certain Components and will retain title and ownership interest to the Components (“DarkPulse furnished Components”), the Parties shall mutually agree to the DarkPulse furnished Component inventory level. A list of such DARKPULSE furnished Components may be included in Exhibit F along with part numbers, description, and transfer value.

4.7.       Supplier Managed Inventory Program

DARKPULSE acknowledges that the concept of "purchase commitments to a Vendor” (as used in Section 4 and elsewhere in this Agreement) includes not only SANMINA purchase orders issued to Vendors, but also forecasts (which are based on DARKPULSE’s Forecasts) provided to Vendors in accordance with SANMINA's Supplier Managed Inventory Program ("SMI Program").  Under the SMI Program, SANMINA provides Vendors with forecasts of anticipated Component requirements, and the Vendor is obligated to supply SANMINA with all forecasted Components, but SANMINA does not issue Vendor a purchase order until the Component is actually required by SANMINA for production.  However, under the SMI Program, SANMINA is obligated to either consume a sufficient level of the forecasted Components or pay the Vendor for a certain level of unused Components.  For the purpose of this Agreement, DARKPULSE's Component Liability (pursuant to Section 4.5 above) shall include the cost of any required Vendor payments under the SMI Program as well as any Components actually ordered from the Vendors based on DARKPULSE's Forecast.

5.	DELIVERY AND ACCEPTANCE

5.1.       Delivery

All Product shipments (including shipments made in accordance with Section 7 “Warranty”) shall be FCA SANMINA's facility of manufacture or repair (Incoterms 2020). Title to and risk of loss or damage to the Product shall pass to DARKPULSE upon SANMINA’s tender of the Product to the common carrier. DARKPULSE shall be the importer and exporter of record for all shipments of Products, including any repaired or replacement Products. SANMINA shall mark, pack, package and crate Product in the manner appropriate for its transport, unless DARKPULSE has notified SANMINA of specific packaging requirements. SANMINA shall use commercially reasonable efforts to deliver the Products on the agreed-upon delivery dates and shall notify DARKPULSE of any anticipated delays; provided, however that SANMINA shall not be liable for any failure to meet DARKPULSE delivery dates and/or any failure to give notice of anticipated delays.

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5.2.       Acceptance

Acceptance of the Product shall occur no later than fifteen (15) calendar days after shipment of Product and shall be based solely on whether the Product passes a mutually agreed acceptance test procedure or inspection designed to demonstrate compliance with the Specifications. Product cannot be rejected based on criteria that were unknown to SANMINA or based on test procedures that SANMINA has not approved or does not conduct. Notwithstanding anything to the contrary, Product shall be deemed accepted if not rejected within this fifteen (15) day period. Once a Product is accepted, all Product returns shall be handled in accordance with Section 7 (Warranty). Prior to returning any rejected Product, DARKPULSE shall obtain a Return Material Authorization (“RMA”) number from SANMINA, and shall return such Product in accordance with SANMINA’s instructions; DARKPULSE shall specify the reason for such rejection in all RMA’s. In the event a Product is rejected, SANMINA shall have a reasonable opportunity to cure any defect which led to such rejection.

6.	ENGINEERING CHANGES

6.1.       General

DARKPULSE may upon sufficient notice make engineering changes within the general scope of this Agreement. Such changes may include, but are not limited to changes in (1) drawings, plans, designs, procedures, Specifications, test specifications or bill of material (“BOM”), (2) methods of packaging, or (3) DarkPulse-Furnished Items. All engineering changes shall be requested pursuant to an Engineering Change Notice (“ECN”) and finalized in an Engineering Change Order (“ECO”). If any such change causes either an increase or decrease in SANMINA's cost or the time required for performance of any part of the work under this Agreement (whether changed or not changed by any ECO) the Prices and/or delivery schedules shall be adjusted in a manner which would adequately compensate the Parties for such change.

6.2.       Engineering Change Notice (ECN)

SANMINA will respond to one ECN request per month without a non-recurring administrative fee; responses to additional ECN's will incur an administrative fee of One Thousand Dollars ($1,000) each. Within five (5) business days after an ECN is received, SANMINA shall advise DARKPULSE in writing (a) of any changes to Prices or delivery schedules resulting from the ECN and (b) the purchase price of any Finished Product, Work-in-Process (including value-add and applicable mark-ups), and the Delivered Cost of any Component rendered excess or obsolete as a result of the ECN (collectively, the “ECN Charge”). Unless otherwise stated, ECN Charges are valid from thirty (30) days from the date of the ECN Charge.

6.3.       Engineering Change Order (ECO). In the event DARKPULSE desires to proceed with the change after receiving the ECN Charge pursuant to Section 6.2, DARKPULSE shall advise SANMINA in writing and shall immediately pay the portion of the ECN Charge set forth in Section 6.2(b). In the event DARKPULSE does not desire to proceed with the Change after receiving the ECN Charge, it shall so notify SANMINA. In the event SANMINA does not receive written confirmation of DARKPULSE’s desire to proceed with the change within thirty days after SANMINA provides DARKPULSE with the ECN Charge, the ECN shall be deemed cancelled.

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7.	WARRANTY

7.1.       SANMINA Warranty

SANMINA warrants that, for a period of one year from the date of manufacture of the Product, the Product will be free from defects in workmanship. Products shall be considered free from defects in workmanship if they are manufactured in accordance with the latest version of IPC-A-600 or IPC-A-610 and successfully complete any mutually agreed Product acceptance test. SANMINA shall, at its option and at its expense (and as DARKPULSE’s sole and exclusive remedy for breach of any warranty), repair, replace or issue a credit for Product found defective during the warranty period. In addition, SANMINA will pass on to DARKPULSE all Vendors’ (and manufacturers’) Component warranties to the extent that they are transferable, as well as manage such warranties on DARKPULSE’s behalf, but does not independently warrant Components. All warranty obligations will cease upon the earlier of the expiration of the warranty period set forth above or the return (at DARKPULSE’s request) of any test equipment or test fixtures. ALL CLAIMS FOR BREACH OF WARRANTY MUST BE RECEIVED BY SANMINA NO LATER THAN THIRTY (30) CALENDAR DAYS AFTER THE EXPIRATION OF THE WARRANTY PERIOD.

7.2.       RMA Process

SANMINA shall concur in advance on all Products to be returned for repair or rework. DARKPULSE shall obtain a RMA number from SANMINA prior to return shipment. All returns shall state the specific reason for such return, and will be processed in accordance with SANMINA's RMA process. SANMINA shall pay all transportation costs for valid returns of the Products to SANMINA and for the shipment of the repaired or replacement Products to DARKPULSE, and shall bear all risk of loss or damage to such Products while in transit; DARKPULSE shall pay these charges, plus a handling charge, for invalid or “no defect found” returns. Any repaired or replaced Product shall be warranted as set forth in this Section for a period equal to the greater of (i) the balance of the applicable warranty period relating to such Product or (ii) sixty (60) calendar days after it is received by DARKPULSE.

7.3.       Exclusions from Warranty

This warranty does not include Products that have defects or failures resulting from (a) DARKPULSE's design of Products including, but not limited to, design functionality failures, specification inadequacies, failures relating to the functioning of Products in the manner for the intended purpose or in the specific DARKPULSE's environment; (b) accident, disaster, neglect, abuse, misuse, improper handling, testing, storage or installation including improper handling in accordance with static sensitive electronic device handling requirements; (c) alterations, modifications or repairs by DARKPULSE or third parties; or (d) defective DARKPULSE Furnished test equipment or test software. DARKPULSE bears all design responsibility for the Product.

7.4.       Remedy

THE SOLE REMEDY UNDER THIS WARRANTY SHALL BE THE REPAIR, REPLACEMENT OR CREDIT FOR DEFECTS AS STATED ABOVE. THIS WARRANTY IS IN LIEU OF ANY OTHER WARRANTIES EITHER EXPRESS OR IMPLIED. COMPLIANCE WITH “ROHS”, “WEEE”, “REACH” AND OTHER ENVIRONMENTAL LEGISLATION WORLDWIDE SHALL BE THE DARKPULSE’S RESPONSIBILITY WITH REGARD TO THE PRODUCT.

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8.	DARKPULSE FURNISHED EQUIPMENT AND COMPONENT

8.1           DarkPulse-Furnished Items. DARKPULSE shall provide SANMINA with the Product design and related specifications, applicable regulatory requirements, equipment, tooling, Components or documentation set forth in Exhibit C (collectively the “DarkPulse-Furnished Items”). DARKPULSE hereby represents and warrants that the DarkPulse-Furnished Items are or will be fit for the purposes DARKPULSE intends, meet all applicable regulatory requirements, and will be delivered to SANMINA in a timely manner. Documentation (including BOM’s, drawings and artwork) shall be current and complete. DARKPULSE shall be responsible for schedule delay, reasonable inventory carrying charges, and allocated equipment down time charges associated with the incompleteness, late delivery or non-delivery of DarkPulse-Furnished Items.

8.2          Care of DarkPulse-Furnished Items. All DarkPulse-Furnished Items shall remain the property of DARKPULSE. SANMINA shall clearly identify all DarkPulse-Furnished Items by an appropriate tag and shall utilize such DarkPulse-Furnished Items solely in connection with the manufacture of DARKPULSE’s Product. SANMINA shall not make or allow modifications to be made to DarkPulse-Furnished Items without DARKPULSE’s prior written consent. SANMINA shall be responsible for reasonable diligence and care in the use and protection of any DarkPulse-Furnished Items and routine maintenance of any DarkPulse-Furnished equipment, but shall not be responsible for repairs or replacements (including servicing and calibration of the equipment) unless such failure was caused by SANMINA’s negligence or willful misconduct. Provided that DARKPULSE is current in its payments to SANMINA, all DarkPulse-Furnished Items shall be returned to DARKPULSE at DARKPULSE's expense upon request. SANMINA’s production and warranty obligations which require the utilization of the returned DarkPulse-Furnished Items will cease upon SANMINA’s fulfillment of DARKPULSE’s request.

8.3        DarkPulse-Furnished Components. DarkPulse-furnished Components shall be handled in accordance with the applicable SANMINA manufacturing facility’s procedures regarding DarkPulse-Furnished Material.

9.	INDEMNIFICATION AND LIMITATION OF LIABILITY

9.1        SANMINA’s Indemnification

SANMINA shall indemnify, defend, and hold DARKPULSE and DARKPULSE's Affiliates, shareholders, directors, officers, employees, contractors, agents and other representatives (the “DarkPulse-Indemnified Parties”) harmless from all third party demands, claims, actions, causes of action, proceedings, suits, assessments, losses, damages, liabilities, settlements, judgments, fines, penalties, interest, costs and expenses (including fees and disbursements of counsel) of every kind (“Claim(s))” (i) based upon personal injury or death or injury to property (other than damage to the Product itself, which is handled in accordance with Section 7 (“Warranty”) to the extent caused by the negligent or willful acts or omissions of SANMINA or its officers, employees, subcontractors or agents, and/or (ii) arising from or relating to any actual or alleged infringement or misappropriation of any patent, trademark, mask work, copyright, trade secret, or any actual or alleged violation of any other intellectual property rights arising from or in connection with SANMINA’s manufacturing processes.

9.2.       DARKPULSE’s Indemnification

DARKPULSE shall indemnify, defend, and hold SANMINA and SANMINA's Affiliates, shareholders, directors, officers, employees, contractors, agents and other representatives (the “SANMINA-Indemnified Parties”) harmless from all third party Claims (i) based upon personal injury or death or injury to property to the extent caused by a defective Product (other than Claims covered by Section 9.1), or by the negligent or willful acts or omissions of DARKPULSE or its officers, employees, subcontractors or agents, and/or (ii) arising from or relating to any actual or alleged infringement or misappropriation of any patent, trademark, mask work, copyright, trade secret or any actual or alleged violation of any other intellectual property rights arising from or in connection with the Products, except to the extent that infringement occurs as a result of use by DARKPULSE of SANMINA’s manufacturing processes.

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9.3.       Procedure

A Party entitled to indemnification pursuant to this Section (the "Indemnitee") shall promptly notify the other Party (the "Indemnitor") in writing of any Claims covered by this indemnity. Promptly after receipt of such notice, the Indemnitor shall assume the defense of such Claim with counsel reasonably satisfactory to the Indemnitee. If the Indemnitor fails, within a reasonable time after receipt of such notice, to assume the defense with counsel reasonably satisfactory to the Indemnitee or, if in the reasonable judgment of the Indemnitee, a direct or indirect conflict of interest exists between the Parties with respect to the Claim, the Indemnitee shall have the right to undertake the defense, compromise and settlement of such Claim for the account and at the expense of the Indemnitor. Notwithstanding the foregoing, if the Indemnitee in its sole judgment so elects, the Indemnitee may also participate in the defense of such action by employing counsel at its expense, without waiving the Indemnitor's obligation to indemnify and defend. The Indemnitor shall not compromise any Claim (or portions thereof) or consent to the entry of any judgment without an unconditional release of all liability of the Indemnitee as to each claimant or plaintiff.

9.4.       Limitation of Liability

IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INDIRECT, CONSEQUENTIAL, INCIDENTAL, PUNITIVE OR SPECIAL DAMAGES, OR ANY DAMAGES WHATSOEVER RESULTING FROM LOSS OF USE, DATA OR PROFITS, EVEN IF SUCH OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. FOR THE PURPOSE OF THIS SECTION, BOTH LOST PROFITS AND DAMAGES RESULTING FROM VALUE ADDED TO THE PRODUCT BY DARKPULSE SHALL BE CONSIDERED CONSEQUENTIAL DAMAGES. IN NO EVENT WILL SANMINA BE LIABLE FOR COSTS OF PROCUREMENT OF SUBSTITUTE PRODUCT BY DARKPULSE. IN NO EVENT SHALL EITHER PARTY’S LIABILITY FOR CLAIMS ARISING OUT OF OR RELATING TO THIS AGREEMENT EXCEED THE LESSER OF EITHER TWO HUNDRED AND FIFTY THOUSAND DOLLARS ($250,000) OR FIVE PERCENT (5%) OF THE TRAILING TWELVE (12) MONTHS OF REVENUE FOR PRODUCT PAID FOR UNDER THIS AGREEMENT (THE “CAP”). THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. NOTWITHSTANDING THE FOREGOING, THE CAP SHALL NOT APPLY TO: (i) LIMIT DARKPULSE’S OBLIGATIONS FOR PAYMENTS IN ACCORDANCE WITH SECTIONS 3, 4, OR 10, (ii) THE COST OF WARRANTY REMEDIES IN ACCORDANCE WITH SECTION 7, OR (iii) LIMIT OR RESTRICT UNDER THIS SECTION THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF EITHER PARTY AS EXPRESSLY PROVIDED FOR IN THIS AGREEMENT. THE LIMITATIONS SET FORTH IN THIS SECTION SHALL APPLY WHERE THE DAMAGES ARISE OUT OF OR RELATE TO THIS AGREEMENT.

10.	TERMINATION

10.1  Termination for Cause.

Subject to Section 10.4, either Party may terminate this Agreement or an Order hereunder for default if the other Party materially breaches this Agreement; provided, however, no termination right shall accrue until thirty (30) days after the defaulting Party is notified in writing of the material breach and has failed to cure or give adequate assurances of performance within the thirty (30) day period after notice of material breach. The Parties agree that it is not the intent of the cure period to leverage any extension of the agreed payment terms.

10.2. Termination for Convenience.

Subject to Section 10.4, DARKPULSE may terminate this Agreement for any reason upon thirty (30) days’ prior written notice and may terminate any Order hereunder for any reason upon ninety (90) days’ (before scheduled shipment) prior written notice. Subject to Section 10.4, SANMINA may terminate this Agreement for any reason upon ninety (90) days’ notice.

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10.3. Termination by Operation of Law.

Subject to Section 10.4, this Agreement shall immediately and automatically terminate should either Party (a) become insolvent; (b) enter into or file a petition, arrangement or proceeding seeking an order for relief under the bankruptcy laws of its respective jurisdiction; (c) enter into a receivership of any of its assets or (d) enter into a dissolution or liquidation of its assets or an assignment for the benefit of its creditors.

10.4.       Consequences of Termination

10.4.1.     Termination for Reasons other than SANMINA’s Breach. In the event this Agreement or an Order hereunder is terminated for any reason other than a breach by SANMINA (including but not limited to a Force Majeure Event or termination for convenience), DARKPULSE shall pay SANMINA, termination charges equal to (1) the contract price for all finished Product existing at the time of termination; (2) SANMINA’s cost (including labor, Components and applicable mark-ups per the pricing model) for all work in process; and (3) DARKPULSE’s Component Liability pursuant to Section 4.2(f).

10.4.2.     Termination Resulting from SANMINA’s Breach. In the event DARKPULSE terminates this Agreement or any Order hereunder as a result of a breach by SANMINA, DARKPULSE shall pay SANMINA termination charges equal to (1) the contract price for all finished Product existing at the time of termination; (2) SANMINA’s cost (including reasonable labor, Components) for all work in process; and (3) DARKPULSE’s Component Liability pursuant to Section 4.2(f); provided, however, that for the purposes of this subsection only, DARKPULSE’s Component Liability shall be calculated exclusive of any markup. SANMINA remains liable to DARKPULSE for damages pursuant to this Agreement.

11.	QUALITY

11.1.       Specifications

Product shall be manufactured by SANMINA in accordance with the Specifications, as modified via written ECO’s in accordance with this Agreement. Neither Party shall make any change to the Specifications, to any Components described therein, or to the Products (including, without limitation, changes in form, fit, function, design, appearance or place of manufacture of the Products or changes which would affect the reliability of any of the Products) unless such change is made in accordance with Section 6. Notwithstanding the foregoing, SANMINA shall be permitted to make changes in its manufacturing process at any time, so long as such changes do not affect the form, fit, or function of the Products.

11.2.       Content of Specifications

The Specifications shall include, but shall not be limited to (i) detailed electrical, mechanical, performance and appearance specifications for each model of Product, (ii) the BOM, (iii) tooling specifications, along with a detailed description of the operation thereof, (iv) art work drawings, (v) Component specifications, and (vi) Vendor cross references.

11.3.       Components

SANMINA shall use in its production of Products such Components of a type, quality, and grade specified by DARKPULSE to the extent DARKPULSE chooses to so specify, and shall purchase Components only from Vendors appearing on DARKPULSE’s approved vendor list (“AVL”); provided, however, that in the event SANMINA cannot purchase a Component from a Vendor on DARKPULSE’s AVL for any reason, SANMINA shall be able to purchase such Component from an alternate Vendor, subject to DARKPULSE’s prior written approval, which approval shall not be unreasonably withheld or delayed. SANMINA shall use commercially reasonable efforts to manage all Vendors, but shall not be responsible for any Component (including the failure of any Component to comply with the Specifications). Within the first year of this Agreement, DARKPULSE will use reasonable efforts to approve SANMINA as an AVL Vendor for all Components manufactured by SANMINA.

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11.4.       Quality Specifications

SANMINA shall comply with the quality specifications set forth in its Quality Manual, incorporated by reference herein, a copy of which is available from SANMINA upon request.

11.5.       Inspection of Facility

Upon reasonable advance written notice and, upon SANMINA’s request the execution of an appropriate nondisclosure agreement, DARKPULSE may inspect the Products and Components held by SANMINA for DARKPULSE at SANMINA’s facilities and this escorted inspection shall occur during SANMINA’s regular business hours, provided that such inspection does not unduly affect SANMINA’s operations. DARKPULSE and its representatives shall observe all security and handling measures of SANMINA while on SANMINA’s premises. DARKPULSE and its representatives acknowledge that their presence on SANMINA’s property is at their sole risk.

12.   FORCE MAJEURE

12.1.       Force Majeure Event

For purposes of this Agreement, a “Force Majeure Event" shall mean (i) the occurrence of unforeseen circumstances beyond a Party’s control and without such Party’s negligence or intentional misconduct, including, but not limited to, any act by any governmental authority, act of war, natural disaster, epidemic/pandemic, strike, boycott, embargo, shortage, riot, lockout, labor dispute, civil commotion and (ii) the failure of a Vendor to timely deliver a Component to SANMINA (unless the Vendor’s failure to timely deliver directly results from SANMINA’s failure to order the Component).

12.2.       Notice of Force Majeure Event

Neither Party shall be responsible for any failure to perform due to a Force Majeure Event provided that such Party gives notice to the other Party of the Force Majeure Event as soon as reasonably practicable, but not later than five (5) business days after the date on which such Party knew or should reasonably have known of the commencement of the Force Majeure Event, specifying the nature and particulars thereof and the expected duration thereof; provided, however, that the failure of a Party to give notice of a Force Majeure Event shall not prevent such Party from relying on this Section except to the extent that the other Party has been prejudiced thereby.

12.3.       Termination of Force Majeure Event

The Party claiming a Force Majeure Event shall use reasonable efforts to mitigate the effect of any such Force Majeure Event and to cooperate to develop and implement a plan of remedial and reasonable alternative measure to remove the Force Majeure Event; provided, however, that neither Party shall be required under this provision to settle any strike or other labor dispute on terms it considers to be unfavorable to it. Upon the cessation of the Force Majeure Event, the Party affected thereby shall immediately notify the other Party of such fact, and use its best efforts to resume normal performance of its obligations under the Agreement as soon as possible.

12.4.       Limitations

Notwithstanding that a Force Majeure Event otherwise exists, the provisions of this Section shall not excuse (i) any obligation of either Party, including the obligation to pay money in a timely manner for Product actually delivered or other liabilities actually incurred, that arose before the occurrence of the Force Majeure Event causing the suspension of performance; or (ii) any late delivery of Product, equipment, materials, supplies, tools, or other items caused solely by negligent acts or omissions on the part of such Party.

12.5.       Termination for Convenience

In the event a Party fails to perform any of its obligations for reasons defined in this Section 12 for a cumulative period of ninety (90) calendar days or more from the date of such Party’s notification to the other Party then the other Party at its option may extend the corresponding delivery period for the length of the delay, or terminate this Agreement for Convenience in accordance with Section 10.2

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13.   CONFIDENTIALITY

13.1       Definitions; For the purpose of this Agreement

13.1.1.       "Confidential Information" means information (in any form or media) regarding a Party’s DarkPulses, prospective DarkPulses (including lists of DarkPulses and prospective DarkPulses), methods of operation, engineering methods and processes (including any information which may be obtained by a Party by reverse engineering, decompiling or examining any software or hardware provided by the other Party under this Agreement), programs and databases, patents and designs, billing rates, billing procedures, vendors and suppliers, business methods, finances, management, or any other business information relating to such Party (whether constituting a trade secret or proprietary or otherwise) which has value to such Party and is indicated by such Party as being confidential; provided, however, that Confidential Information does not include information that (i) is known to the other Party prior to receipt from the Disclosing Party hereunder, which knowledge shall be evidenced by written records, (ii) is independently developed as evidenced by written records without the use of any “Confidential Information”, (iii) is or becomes in the public domain through no breach of this Agreement, or (iv) is received from a third party without breach of any obligation of confidentiality.

13.1.2.      "Person" shall mean and include any individual, partnership, association, corporation, trust, unincorporated organization, limited liability company or any other business entity or enterprise.

13.1.3.      “Representative” shall mean a Party’s employees, agents, or representatives, including, without limitation, financial advisors, lawyers, accountants, experts, and consultants.

13.2.       Nondisclosure Covenants

13.2.1.     In connection with this Agreement, each Party (the “Disclosing Party”) may furnish to the other Party (the “Receiving Party”) or its Representatives certain Confidential Information. For a period of three (3) years from the date of the last disclosure under this Agreement, the Receiving Party (a) shall maintain as confidential all Confidential Information disclosed to it by the Disclosing Party, (b) shall not, directly or indirectly, disclose any such Confidential Information to any Person other than (i) those Representatives of the Receiving Party whose duties justify the need to know such Confidential Information and then only after each Representative has agreed to be bound by this Confidentiality Agreement and clearly understands the obligation to protect the confidentiality of such Confidential Information and to restrict the use of such Confidential Information or (ii) if SANMINA is the Receiving Party, a third party Vendor for the purpose of obtaining price quotations, and (c) shall treat such Confidential Information with the same degree of care as it treats its own Confidential Information (but in no case with less than a reasonable degree of care).

13.2.2.     The disclosure of any Confidential Information is solely for the purpose of enabling each Party to perform under this Agreement, and the Receiving Party shall not use any Confidential Information disclosed by the Disclosing Party for any other purpose.

13.2.3.     Except as otherwise set forth in this Agreement, all Confidential Information supplied by the Disclosing Party shall remain the property of the Disclosing Party, and will be promptly returned by the Receiving Party upon written request except return of electronic copies retained for backup, disaster recovery, or business continuity and in such case the obligations hereunder shall survive until such copies are destroyed pursuant to retention policies.

13.2.4.     If the Receiving Party or its Representative is requested or becomes legally compelled to disclose any of the Confidential Information, it will provide the Disclosing Party with prompt written notice. If a protective order or other remedy is not obtained, then only that part of the Confidential Information that is legally required to be furnished will be furnished, and reasonable efforts will be made to obtain reliable assurances of confidentiality.

13.2.5      Each Party acknowledges its obligations to control access to technical data under U.S. and international export laws and regulations and agrees to adhere to such laws and regulations with regard to any technical data received under this Agreement. The Disclosing Party shall identify any export controlled product or technical data to the Receiving Party prior to disclosing it.

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13.3.       Injunctive Relief Authorized

Any material breach of this Section by a Party or its Representatives may cause irreparable injury and the non-breaching Party may be entitled to equitable relief, including injunctive relief and specific performance, in the event of a breach. The above will not be construed to limit the remedies available to a Party. In addition, the prevailing Party will be entitled to be reimbursed for all of its reasonable attorneys' fees and expenses at all levels of proceedings and for investigations, from the non-prevailing Party.

13.4.       No Publicity

Each Party agrees not to publicize or disclose the existence or terms of this Agreement to any third party without the prior consent of the other Party except as required by law (in which case, the Party seeking to disclose the information shall give reasonable notice to the other Party of its intent to make such a disclosure). Neither Party shall make any press release or similar public statement without the prior consent of the other Party.

14.	INSURANCE

SANMINA agrees to maintain during the term of this Agreement (a) Workers’ Compensation insurance as prescribed by the law of the state in which SANMINA’s services are performed; (b) Employer’s Liability insurance with limits of at least $500,000 per occurrence; (c) Commercial Automobile Liability insurance if the use of motor vehicles is required, with limits of at least $1,000,000 for bodily injury and property damage for each occurrence; (d) Commercial General Liability insurance, including blanket contractual liability and broad form property damage, with limits of at least $1,000,000 combined single limit for personal injury and property damage for each occurrence; and (e) Commercial General Liability insurance endorsed to include Products Liability and Completed Operations coverage in the amount of $1,000,000 for each occurrence. SANMINA shall furnish to DARKPULSE upon request certificates or evidence of the foregoing insurance indicating the amount and nature of such coverage and the expiration date of each policy. Each Party agrees that it, its insurer(s) and anyone claiming by, through, under or in its behalf shall have no claim, right of action or right of subrogation against the other Party and the other Party’s Affiliates, directors, officers, employees and DarkPulses based on any loss or liability insured against under the insurance required by this Agreement.

15.	MISCELLANEOUS

15.1       Third Party Intellectual Property Licenses.

In the event that DARKPULSE’s Specifications require SANMINA to incorporate and use third party intellectual property into the Products; DARKPULSE warrants that (i) it has all applicable rights, licenses and permissions from any applicable third party to grant permission and to transfer such license rights to SANMINA for the use of the licensed third party intellectual property associated with the manufacture of DARKPULSE’s Products; and (ii) it will ensure the Products remain in compliance with any third party requirements for the use of its intellectual property in the manufacture of the Products, and any sustained compliance shall be at DARKPULSE’s expense, for as long as DARKPULSE is requiring SANMINA to utilize and deliver such third party intellectual property. DARKPULSE agrees to indemnify SANMINA for any non-compliance with this Section 15.1.

15.2       Third Party Intellectual Property – Markings and Labels.

In the event that DARKPULSE’s Specifications require SANMINA to have third party markings or labels, including certification markings; DARKPULSE warrants that (i) it has provided written instructions on such use of third party intellectual property markings or labels (e.g. copyrights or trademarks) and the location of such, on its Products where such markings or labels shall be applied, and (ii) it has ensured that it has the permission to license the use and transfer of the third party intellectual property markings and labels to SANMINA including the required and specific uses, marks or sizing to be utilized or applied to the Product. DARKPULSE will ensure its Products remain in compliance with any third party requirements for the use of that third party’s intellectual property marks or labels for the term of this Agreement and for the life of the Product at DARKPULSE’s expense. DARKPULSE agrees to indemnify SANMINA for any non-compliance with this Section 15.2.

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15.3.       Integration Clause

This Agreement (including the Exhibits and Schedules to this Agreement) constitutes the entire agreement of the Parties, superseding all previous Agreements covering the subject matter. This Agreement shall not be changed or modified except by written agreement, specifically amending, modifying and changing this Agreement, signed by authorized representatives of DARKPULSE and SANMINA.

15.4.       Order of Precedence

All quotations, Orders, acknowledgments and invoices issued pursuant to this Agreement are issued for convenience of the Parties only and shall be subject to the provisions of this Agreement and the Exhibits hereto. The Parties expressly reject any pre-printed terms and conditions of any Order, acknowledgment, or any other form document of either Party other than the specific terms set forth in Section 4.1.1(a)(i)-(v), which shall be deemed deleted and of no effect whatsoever. No modification to this Agreement, the Exhibits or any Order shall be valid without the prior written consent of the authorized representatives of SANMINA and DARKPULSE.

15.5.       Assignment

Neither this Agreement nor any rights or obligations hereunder shall be transferred or assigned by either Party without the written consent of the other Party, which consent shall not be unreasonably withheld or delayed. This Agreement may be assigned in whole or in part by either Party to any Affiliate of such Party provided that such Party remains secondarily liable under this Agreement. Notwithstanding the foregoing, either Party may assign its right to payment to a third party without the need for consent from the other Party.

15.6.       Notices

Wherever one Party is required or permitted to give written notice to the other under this Agreement, such notice will be given by hand, by certified U.S. mail, return receipt requested or by overnight courier and addressed as follows:

If to DARKPULSE:	with a copy to (which shall not constitute notice):
DarkPulse, Inc.	Business Legal Advisors, LLC
815 Walker Street, Suite 1155	14888 Auburn Sky Drive
Houston, Texas 77002	Draper, Utah 84020
Att’n: Dennis O’Leary, CEO	Att’n: Brian Higley, Esq.
Phone: (800) 436-1436	Phone: (801) 634-1984

If to SANMINA:	with a copy to (which shall not constitute notice):

SANMINA Corporation	SANMINA Corporation
2700 N. First Street	2700 N. First Street
San Jose, California 95134	San Jose, California 95134
Att’n: EVP, Sales	Att’n: Legal Department
Phone: (408) 964-3500	Phone: (408) 964-3500
E-mail:	E-mail: legal@sanmia.com

All such notices shall be effective upon receipt. Either Party may designate a different notice address from time to time upon giving ten (10) business days’ prior written notice thereof to the other Party.

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15.7.       Disputes/Choice of Law/Attorneys Fees

The Parties shall attempt to resolve any disputes between them arising out of this Agreement through good faith negotiations. In the event the Parties cannot resolve a dispute, the Parties acknowledge and agree that the state courts of Santa Clara County, California and the federal courts located in the Northern District of the State of California shall have exclusive jurisdiction and venue to adjudicate any and all disputes arising out of or in connection with this Agreement. The Parties consent to the exercise by such courts of personal jurisdiction over them and each Party waives any objection it might otherwise have to venue, personal jurisdiction, inconvenience of forum, and any similar or related doctrine. This Agreement shall be construed in accordance with the substantive laws of the State of California (excluding its conflicts of laws principles). The provisions of the United Nations Conventions on Contracts for the International Sale of Goods shall not apply to this Agreement. The prevailing Party shall be entitled to recover its costs and reasonable attorney’s fees from the non-prevailing Party in any action brought to enforce this Agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the Effective Date, by their officers, duly authorized.

SANMINA CORPORATION	DARKPULSE, INC.

By: /s/ Eric Sislian_______________	By: /s/ Dennis O’Leary___________

Eric Sislian	Dennis O’Leary
Typed Name	Typed Name

V.P. of Business Development	Chief Executive Officer
Title	Title

March 29, 2023	March 29, 2023
Date	Date

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EXHIBIT A

Product Pricing (Template)

DarkPulse:
Project:
Date:
Sanmina Facility:

	Tier 1	Tier 2	Tier 3
Part Number	0	0	0
Annual Volume	0	0	0
Production Batch Size	0	0	0

Direct Material	$0.00	$0.00	$0.00
Consumables and Packaging	$0.00	$0.00	$0.00
Total Materials	$0.00	$0.00	$0.00
Total MVA	$0.00	$0.00	$0.00
Final FCA Price	$0.00	$0.00	$0.00

Outbound Freight & Duty	$0.00	$0.00	$0.00
Final Delivered Price	$0.00	$0.00	$0.00

Inventory turns=

Pricing Assumptions: (Please fill in per proposal)

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EXHIBIT B

Inventory Turns Example Calculation and IRA adjustment

Example with an Agreed Inventory Turns of ten (10) and the adjustments to the IRA account in the event of a negative or positive IRA Adjustment Amount.

Agreed Inventory Turns	10
Sales	$5.00M
Gross Margin	10.00%
COGS	$4.50M
Annualized COGS	$18.00M

	Example 1	Example 2
Gross Inventory	$3.00M	$2.00M
Less Prepaid Reserve	$0.50M	$0.50M
Actual Net Inventory	$2.50M	$1.50M

Annualized COGS	$18.00M	$18.00M
Actual Net Inventory	$2.50M	$1.50M
Calculation of Turns	($18M/$2.5M) = 7.2	($18M/$1.5M) = 12
Actual Inventory Turns	7.2	12

Agreed Inventory Turns	10
Agreed Net Inventory at Agreed Inventory Turns	($18M/10) = $1.8M

Actual Net Inventory	$2.50M	$1.50M
Agreed Net Inventory	$1.80M	$1.80M
IRA Adjustment Amount	$0.70M	($.30M)

The Agreed Net Inventory is the amount of inventory that would be on hand if inventory turns were exactly 10. If the Actual Net Inventory is greater than the Agreed Net Inventory, DARKPULSE shall provide an additional payment to the IRA to reduce the Actual Net Inventory value to an amount, that will bring the Actual Net Inventory equal to the Agreed Net Inventory. If Actual Net Inventory is less than the Agreed Net Inventory, SANMINA shall pay DARKPULSE an amount (and remove the corresponding inventory from the IRA), that when added to the Actual Net Inventory, will make the Actual Net Inventory equal to the Agreed Net Inventory.

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EXHIBIT C

Long Lead-Time Components

[INSERT TABLE AS APPLICABLE]

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EXHIBIT D

DarkPulse Furnished Components, Items & Documentation

[INSERT TABLE AS APPLICABLE]

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